Exhibit 99.1

       G&K Services Reports Fiscal 2005 Second Quarter Results

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 1, 2005--

              Organic rental growth continues to improve;
             Significant increase in direct sale revenue;
    Strong earnings on revenue growth and operational improvements

    G&K Services, Inc. (Nasdaq:GKSRA), today reported revenue for the second quarter ended January 1, 2005 of $195.1 million, up 6.9 percent over $182.5 million reported in the second fiscal quarter last year. Earnings per diluted share totaled $0.48 for the quarter, a 14.3 percent increase compared to $0.42 during the prior-year quarter.
    "Our second quarter results continue to reflect the momentum we're building across the company," said Richard Marcantonio, G&K's president and chief executive officer. "Consistent with what we previously outlined, we are taking the necessary steps and making the investments needed to deliver short- and long-term improvements to revenue and earnings growth."
    For the six months ended January 1, 2005, revenue was $377.6 million compared to $361.1 million during the prior-year period, an increase of 4.5 percent. Earnings per share were $0.93, up nearly 15 percent over last year.
    "I am pleased with our performance during the first half of fiscal 2005," Marcantonio said. "While we continued to make solid progress on our initiatives to improve organic revenue growth and sustainable earnings growth, we've also continued to better position the company through our acquisition activities. In particular, our acquisition of Lion Uniform Group significantly enhances our direct sale capabilities especially in the area of garment design, sourcing, distribution and program management. This acquisition will provide immediate and long-term value to our shareholders."

    Income Statement Review

    Second quarter revenue from G&K's rental business increased to $183.1 million, up 4.9 percent over the prior-year period. The company's organic industrial rental growth rate was approximately negative 1.0 percent in the second quarter, an improvement of 100 basis points compared to the organic growth rate in the first quarter of fiscal 2005. Direct sale revenue increased to $12.0 million, up
51.9 percent over the prior-year quarter and up 17.0 percent on an organic basis. The organic growth rates are calculated using industrial rental and direct sale revenue, respectively, adjusted for foreign currency exchange rate differences and revenue from newly acquired locations compared to prior-period results.
    Gross margin from rental operations for the quarter was 36.4 percent, consistent with the prior-year quarter. Continued improvements in merchandise costs linked directly to inventory management initiatives and the expansion of off-shore manufacturing capacity were offset by increased energy costs. Gross margin from direct sales was 29.8 percent compared to 27.0 percent in the prior-year period, an increase driven primarily by additional volume and margins associated with the acquisition of Lion Uniform Group.
    Selling, general and administrative expenses were 21.1 percent of consolidated revenue, down from 21.3 percent during the same period last year. The reduction was attributed primarily to leverage on incremental revenue.
    "During the second quarter, we conducted a very successful annual outerwear promotion that drove significant growth in our direct sale volume and also contributed to stronger than anticipated earnings," Marcantonio said. "On the rental side of the business, we continued to focus on improving our organic growth rate through new account sales initiatives including expanding the size of the sales force and through further penetration of products and services to existing customers. The organic rental growth rate is also benefiting from improved economic conditions related to more stable employment levels and a better pricing environment."

    Balance Sheet and Cash Flow Review

    The company's balance sheet remains strong. Total debt to total capitalization was 31.6 percent as of January 1, 2005 compared to 35.0 percent last year. Total stockholders' equity increased to $459.2 million.
    Free cash flow, which is cash provided by operating activities less capital expenditures was $25.3 million for the six month period ending January 1, 2005. Cash used for property, plant and equipment during the six month period totaled $4.1 million, down from $8.4 million during the same period last year. The reduction was driven by proceeds from the sale of selected plant assets during the first quarter of fiscal 2005.

    Outlook

    "We remain confident that we are taking the appropriate steps to enhance our leadership position in the industry," Marcantonio said. "Every day, our customers rely on G&K to help them enhance their image and address safety and cleanliness concerns in their workplace. Through innovation and superior customer service, we will exceed the expectations of our customers."
    The company expects fiscal 2005 third quarter revenue to range from $194.0 million to $198.0 million and earnings per diluted share from $0.47 to $0.49. This guidance reflects solid improvement in both revenue and earnings versus the third quarter of fiscal 2004. The guidance also includes anticipated benefits and associated costs of the company's growth initiatives, gradual improvements in the employment markets, continued high energy costs, incremental revenue and earnings associated with the acquisition of Lion Uniform Group and the Canadian currency translation rate remaining at current levels. The guidance does not include any future acquisitions and reflects the sequential quarterly impact on revenue and earnings contributed by the strong outerwear promotion conducted during the second quarter.

    Conference Call Information

    The company will conduct a conference call today beginning at 10:00 a.m. Central Time. The call will be webcast and can be accessed through the website www.gkservices.com (on the Investor Relations page, click on the webcast icon and follow the instructions). A replay of the call will be available through March 1, 2005.

    Safe Harbor for Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides companies with a "safe harbor" when making forward-looking statements as a way of encouraging them to furnish their shareholders with information regarding expected trends in their operating results, anticipated business developments and other prospective information. Statements made in this press release concerning our intentions, expectations or predictions about future results or events are "forward-looking statements" within the meaning of the Act. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Some of the factors that could cause actual results or events to vary from stated expectations include, but are not limited to, the following: unforeseen operating risks; the effects of overall economic conditions and employment; fluctuations in costs of insurance and energy; acquisition integration costs; the performance of acquired businesses; preservation of positive labor relationships; competition, including pricing, within the corporate identity apparel and facility services industry; and the availability of capital to finance planned growth. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended July 3, 2004.

    About G&K Services, Inc.

    Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in branded identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 160,000 customers.



                CONSOLIDATED STATEMENTS OF OPERATIONS
                 G&K Services, Inc. and Subsidiaries
                             (Unaudited)



                                            For the Three Months Ended
                                            --------------------------
                                             January 1,  December 27,
(U.S. Dollars, in thousands, except per
 share data)                                   2005          2003
----------------------------------------------------------------------
Revenues
  Rental operations                            $183,110      $174,620
  Direct sales                                   12,025         7,919
----------------------------------------------------------------------
     Total revenues                             195,135       182,539
----------------------------------------------------------------------
Operating Expenses
  Cost of rental operations                     116,415       111,062
  Cost of direct sales                            8,441         5,783
  Selling and administrative                     41,226        38,791
  Depreciation and amortization                  10,161         9,773
----------------------------------------------------------------------
     Total operating expenses                   176,243       165,409
----------------------------------------------------------------------
Income from Operations                           18,892        17,130
  Interest expense                                2,641         2,933
----------------------------------------------------------------------
Income before Income Taxes                       16,251        14,197
  Provision for income taxes                      6,054         5,395
----------------------------------------------------------------------
Net Income                                      $10,197        $8,802
----------------------------------------------------------------------
  Basic weighted average number of shares
   outstanding                                   20,911        20,666
Basic Earnings Per Common Share                   $0.49         $0.43
----------------------------------------------------------------------
  Diluted weighted average number of shares
   outstanding                                   21,200        20,850
Diluted Earnings Per Common Share                 $0.48         $0.42
----------------------------------------------------------------------
Dividends per share                             $0.0175       $0.0175


                                             For the Six Months Ended
                                            --------------------------
                                             January 1,  December 27,
(U.S. Dollars, in thousands, except per
 share data)                                   2005          2003
----------------------------------------------------------------------
Revenues
  Rental operations                            $359,401      $347,900
  Direct sales                                   18,166        13,242
----------------------------------------------------------------------
     Total revenues                             377,567       361,142
----------------------------------------------------------------------
Operating Expenses
  Cost of rental operations                     227,424       220,907
  Cost of direct sales                           13,337        10,084
  Selling and administrative                     79,845        77,324
  Depreciation and amortization                  20,319        19,463
----------------------------------------------------------------------
     Total operating expenses                   340,925       327,778
----------------------------------------------------------------------
Income from Operations                           36,642        33,364
  Interest expense                                5,189         6,088
----------------------------------------------------------------------
Income before Income Taxes                       31,453        27,276
  Provision for income taxes                     11,756        10,365
----------------------------------------------------------------------
Net Income                                      $19,697       $16,911
----------------------------------------------------------------------
  Basic weighted average number of shares
   outstanding                                   20,868        20,638
Basic Earnings Per Common Share                   $0.94         $0.82
----------------------------------------------------------------------
  Diluted weighted average number of shares
   outstanding                                   21,133        20,789
Diluted Earnings Per Common Share                 $0.93         $0.81
----------------------------------------------------------------------
Dividends per share                             $0.0350       $0.0350



                CONSOLIDATED CONDENSED BALANCE SHEETS
                 G&K Services, Inc. and Subsidiaries

                                                 January 1,
                                                    2005      July 3,
(U.S. dollars, in thousands)                     (Unaudited)   2004
----------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents                         $10,958   $26,931
  Accounts receivable, net                           83,776    71,058
  Inventories                                       112,513    94,476
  Prepaid expenses                                   10,726    14,902
----------------------------------------------------------------------
         Total current assets                       217,973   207,367
----------------------------------------------------------------------

Property, Plant and Equipment, net                  238,593   240,609
Other Assets                                        391,689   354,771
----------------------------------------------------------------------
                                                   $848,255  $802,747
----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                  $26,706   $20,511
  Accrued expenses                                   74,744    76,470
  Deferred income taxes                               7,871     7,395
  Current maturities of long-term debt               24,935    24,018
----------------------------------------------------------------------
         Total current liabilities                  134,256   128,394
----------------------------------------------------------------------

Long-Term Debt, net of current maturities           186,840   184,305
Deferred Income Taxes                                39,874    38,256
Other Noncurrent Liabilities                         28,074    26,369
Stockholders' Equity                                459,211   425,423
----------------------------------------------------------------------
                                                   $848,255  $802,747
----------------------------------------------------------------------



           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                 G&K Services, Inc. and Subsidiaries
                             (Unaudited)

                                             For the Six Months Ended
                                            --------------------------
                                             January 1,  December 27,
(U.S. dollars, in thousands)                   2005          2003
----------------------------------------------------------------------
Operating Activities:
  Net income                                    $19,697       $16,911
  Adjustments to reconcile net income to
   net cash provided by operating
   activities -
  Depreciation and amortization                  20,319        19,463
  Deferred income taxes                             540           562
  Amortization of deferred compensation -
   restricted stock                                 523           467
  Changes in current operating items,
   exclusive of  acquisitions                   (12,564)       15,314
  Other assets and liabilities                      838           197
----------------------------------------------------------------------
Net cash provided by operating activities        29,353        52,914
----------------------------------------------------------------------
Investing Activities:
  Property, plant and equipment additions,
   net                                           (4,095)       (8,372)
  Acquisition of business assets and other      (36,038)       (7,137)
----------------------------------------------------------------------
Net cash used for investing activities          (40,133)      (15,509)
----------------------------------------------------------------------
Financing Activities:
  Proceeds from issuance of long-term debt            -         1,345
  Repayments of long-term debt                  (17,114)       (6,427)
  Proceeds from (repayments of) short-term
   borrowings, net                                7,400       (28,700)
  Cash dividends paid                              (732)         (726)
  Sale of common stock                            3,633         2,703
----------------------------------------------------------------------
Net cash used for financing activities           (6,813)      (31,805)
----------------------------------------------------------------------
(Decrease) Increase in Cash and Cash
 Equivalents                                    (17,593)        5,600
Effect of Exchange Rates on Cash                  1,620           375

Cash and Cash Equivalents:
  Beginning of period                            26,931        11,504
----------------------------------------------------------------------
  End of period                                 $10,958       $17,479
----------------------------------------------------------------------

Supplemental Cash Flow Information:
  Non-Cash Transactions -
    Debt issued in connection with business
     acquisitions                               $11,890           $ -
----------------------------------------------------------------------


    CONTACT: G&K Services, Inc., Minneapolis
             Jeffrey L. Wright, 952-912-5500
             or
             Glenn L. Stolt, 952-912-5500